UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

reported): September 30, 2009

Travelzoo Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50171	36-4415727
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

590 Madison Avenue, 37th Floor New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(212) 484-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On August 14, 2009, Travelzoo Inc. ( “Travelzoo”) announced its intention to sell its Asia Pacific division. Travelzoo also announced that it had entered into a non-exclusive letter of intent and non-binding term sheet to sell its Asia Pacific assets to a company to be formed by Travelzoo’s non-executive chairman, founder and majority stockholder, Ralph Bartel, which provided that Travelzoo may solicit alternative offers for the Asia Pacific division. The Board of Directors of Travelzoo established a Special Committee comprised of Travelzoo’s three independent directors to oversee the sale process and advise the Board of Directors.

On September 30, 2009, following a recommendation by the Special Committee and approval by the Board of Directors, Travelzoo and its principal Asia Pacific subsidiaries entered into two definitive Asset Purchase Agreements (the “Asset Purchase Agreements”) with Azzurro Capital Inc., a company owned and controlled by The Ralph Bartel 2005 Trust (“Azzurro”), on behalf of itself and subsidiaries of Azzurro to be formed, for the Azzurro subsidiaries (the “Purchasers”) to acquire substantially all of the assets, and assume substantially all of the liabilities (except inter-company liabilities) of the Hong Kong and Japan subsidiaries of Travelzoo (the “Sellers”), which constitute Travelzoo’s Asia Pacific division. Mr. Bartel is a member of the board of directors of Azzurro and is currently the sole beneficiary of The Ralph Bartel 2005 Trust. The aggregate purchase price under the Asset Purchase Agreements is $3,600,000, subject to a working capital adjustment. In addition, Azzurro agreed to cause the Purchasers to have on hand at the closing date sufficient funds (in an aggregate amount no less than $8,000,000) to execute their business plans.

The Purchase Agreements provide that Travelzoo may, for a period of thirty days, solicit other proposals for the purchase of the Asia Pacific division, and, if another proposal is deemed to be a Superior Proposal, as defined in the Purchase Agreements, Travelzoo may terminate the Purchase Agreements and accept such Superior Proposal, all subject to the procedures and conditions set forth in the Purchase Agreements, including a requirement that Travelzoo disclose the Superior Proposal to Azzurro and allow Azzurro to submit an amended proposal if desired. Upon such termination, Travelzoo will be required to pay a termination fee of $54,000 to Azzurro. The Board of Directors has authorized the management of Travelzoo to terminate the period of such solicitation if it determines that that there is no substantial likelihood that a qualified bidder will proceed to make a Superior Offer within the time frame required by Travelzoo. Travelzoo initiated the solicitation of other offers following the signing of the letter of intent referred to above.

Travelzoo and Azzurro also entered into an Option Agreement (the “Option Agreement”) on September 30, 2009, under which Travelzoo will have an option (the “Option”) to acquire the assets or shares of the Purchasers, exercisable during the month of June in any year from 2011 to 2020. The Option is also exercisable upon receipt by Travelzoo of a notice delivered under the Option Agreement of (a) the intent for either of both of the Purchasers to cease operations or (b) an intention to effect an initial public offering of the shares of either of the Purchasers. The purchase price under the Option will be the fair market value of the assets and business being acquired, determined by third party appraisal under the procedures set forth in the Option Agreement, except that, in the case of a notice of intention to effect an initial public offering, the exercise price will be the midpoint of the anticipated price range in the offering. Following determination of the exercise price, Travelzoo may elect whether to exercise the Option and, if it shall decline to exercise on two occasions following such a determination of the exercise price, the Option shall expire. The Option will also expire upon the effectiveness of a Qualified Registration Statement, as defined in the Option Agreement, upon a change in control of the Purchasers or, in respect of either Purchaser, if it shall cease operations.

The Purchase Agreements provide that, on the closing date of the transactions, the parties will enter into the following additional agreements, in substantially the forms attached to the Purchase Agreements, with such changes as may be mutually agreed:

•	A License Agreement among Travelzoo, Azzurro and the Purchasers, providing for a limited, nontransferable (except as provided therein), perpetual, exclusive (except as provided therein)

fully paid-up license to perform the Licensed Services and Licensed Business Processes (as defined in the License Agreements), and to use the Licensed Marks, the Licensed Software, the Licensed Trade Secrets, and the Licensed Works (as defined in the License Agreements) in connection with the Licensed Services and Licensed Business Processes within the Territory, which is defined as all countries located in those time zones that are more than five hours ahead of Greenwich Mean Time, based on Standard time, including India and Pakistan, but excluding Russia.

•

A Hosting Agreement between Travelzoo and each Purchaser, under which Travelzoo agrees to host, transact, process, store, implement, operate, manage, maintain and provide access to licensed software and to data files and content provided by the Purchaser for use in connection with the Licensed Services and the Licensed Business Processes referred to in the Hosting Agreement, at the prices and on the other terms set forth therein.

•

A Referral Agreement between Travelzoo and the Purchasers, pursuant to which each will, on a non-exclusive basis, make customer referrals to each other, in consideration for receiving a specified percentage of the revenues derived from such referrals.

•

A Voting Agreement between Travelzoo and Ralph Bartel, under which Mr. Bartel agrees that, in exercising his voting rights as a shareholder or director of Travelzoo in respect of matters between Travelzoo and Azzurro, he will vote in the same manner as the remaining shareholders or as a majority of the other directors shall vote, such agreements to remain in effect until his direct or indirect ownership in Travelzoo and its successors, or in Azzurro and its successors, shall be less than 10%, subject to the right of Travelzoo to extend such period to the extent required for Travelzoo to avoid adverse accounting results.

•

A Transition Services Agreement between Travelzoo and the Purchasers, under which Travelzoo agrees to provide, at the option of the Purchasers, certain services on a temporary basis, at the prices and on other terms to be determined as provided in the Transition Services Agreement.

The Purchase Agreements contain customary representations and warranties by the parties, except that the representations of Travelzoo and its subsidiaries are somewhat limited, reflecting the familiarity that Mr. Bartel has had with the prior operations of the Asia Pacific division. The Purchase Agreements also contain various conditions to closing, including a condition that any updates to the disclosure schedules by Travelzoo must be satisfactory to Azzurro and the Purchasers. In addition, the Purchase Agreements contain customary mutual indemnification provisions, subject to an aggregate maximum of $360,000 under both Purchase Agreements.

Travelzoo has guaranteed the obligations of the Sellers under the Purchase Agreements.

The Purchase Agreements provide that the closing shall occur within 5 business days following satisfaction or waiver of the conditions set forth therein, and will be subject to termination if the closing does not occur prior to October 31, 2009. Travelzoo anticipates that the closing will occur prior to that date.

The descriptions of the terms of the Purchase Agreements, the Option Agreement and the exhibits to the Purchase Agreement are only summaries of certain material terms thereof, and such descriptions are qualified in their entirety by reference to the forms of such documents, which appear as exhibits to this report.

Item 9.01.   Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELZOO INC.

Date: October 5, 2009	By:	/s/ Wayne Lee
Wayne Lee
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Asset Purchase Agreement, dated September 30, 2009, by and among Travelzoo Inc., Travelzoo K.K., Azzurro Capital Inc. and a buyer entity to be designated by Azzurro Capital Inc., with Exhibits
10.2

Asset Purchase Agreement, dated September 30, 2009, by and among Travelzoo Inc., Travelzoo (Asia Pacific) Limited, Azzurro Capital Inc. and a buyer entity to be designated by Azzurro Capital Inc., with Exhibits

10.3	Option Agreement, dated September 30, 2009, between Travelzoo Inc. and Azzurro Capital Inc.